                                                                    EXHIBIT 99.4

                    OFFER TO EXCHANGE ALL OF THE OUTSTANDING
                          4.875% SENIOR NOTES DUE 2015
                                      FOR
                          4.875% SENIOR NOTES DUE 2015
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF
                        DIAMOND OFFSHORE DRILLING, INC.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 2005 (THE "EXPIRATION DATE") UNLESS EXTENDED BY DIAMOND OFFSHORE DRILLING, INC.

                                                                          , 2005

To Our Clients:

     Enclosed for your consideration is a prospectus, dated           , 2005, of
Diamond Offshore Drilling, Inc. (the "Company") and a related letter of transmittal, that together constitute the Company's offer to exchange $1,000 principal amount of its 4.875% Senior Notes due 2015, which have been registered under the Securities Act of 1933, as amended (the "Registered Notes"), for each $1,000 principal amount of its outstanding unregistered 4.875% Senior Notes due 2015 (the "Old Notes"), of which $250,000,000 aggregate principal amount is outstanding.

     The materials relating to the exchange offer are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, we urge beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or any other nominee to contact such registered holder promptly if they wish to tender Old Notes in the exchange offer.

     Accordingly, we request instructions as to whether you wish to tender any or all of such Old Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal. We urge you to read carefully the prospectus and letter of transmittal and other material provided herewith before instructing us to tender your Old Notes. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the exchange offer.

     Your attention is directed to the following:

          1. The exchange offer will expire at 5:00 P.M., New York City time, on the Expiration Date, unless extended. Tendered Old Notes may be withdrawn, subject to the procedures described in the prospectus, at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

          2. Old Notes will be exchanged for the Registered Notes at the rate of $1,000 principal amount of Registered Notes for each $1,000 principal amount of Old Notes validly tendered and not validly withdrawn prior to the Expiration Date. The Registered Notes will bear interest from the most recent interest payment date to which interest has been paid on the Old Notes or, if no interest has been paid, from June 14, 2005. The form
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     and terms of the Registered Notes are substantially identical in all material respects to the form and terms of the Old Notes, except that the Registered Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act").

          3. Notwithstanding any other term of the exchange offer, the Company may terminate or amend the exchange offer as provided in the prospectus and will not be required to accept for exchange, or exchange any Registered Notes for, any Old Notes not accepted for exchange prior to such termination.

          4. Any transfer taxes applicable to the exchange of the Old Notes pursuant to the exchange offer will be paid by the Company, except as otherwise provided in the prospectus and in Instruction 5 of the letter of transmittal.

          5. Based on an interpretation, made to third parties, by the staff of the Securities and Exchange Commission, the Company believes that the Registered Notes issued in exchange for the Old Notes pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

             (a) the holder is acquiring Registered Notes in its ordinary course of business,

             (b) it is not engaging in and does not intend to engage in the distribution of the Registered Notes,

             (c) it is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Registered Notes, and

             (d) the holder is not acting on behalf of any person who could not truthfully make these statements.

          To participate in the exchange offer, holders must represent to the Company that each of these statements is true. If the holder is a broker-dealer that will receive Registered Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes.

     If you wish to have us tender any or all of your Old Notes, please so instruct us by completing and returning to us the form entitled "Instruction to Registered Holder And/Or Book-Entry Transfer Facility Participant From Beneficial Owner" attached hereto. An envelope in which to return your instructions to us is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

                                        2
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      INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK-ENTRY TRANSFER FACILITY
                       PARTICIPANT FROM BENEFICIAL OWNER

                    OFFER TO EXCHANGE ALL OF THE OUTSTANDING
                          4.875% SENIOR NOTES DUE 2015
                                      FOR
                          4.875% SENIOR NOTES DUE 2015
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF
                        DIAMOND OFFSHORE DRILLING, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus and the related letter of transmittal (which, as amended from time to time, together constitute the "Offer Documents"), in connection with the exchange offer.

     This will instruct you to tender the aggregate principal amount of Old Notes indicated below held by you or for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount of Old Notes held by you for the account or benefit of the undersigned) upon the terms and subject to the conditions set forth in the Offer Documents.

                                   SIGN HERE

-----------------------------------------------------------
  AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED:    -----------------------------------------------------------

 ------------------------------------------------------ *    -----------------------------------------------------------
                                                                                    SIGNATURE(S)

-----------------------------------------------------------  -----------------------------------------------------------
                                                                            PLEASE TYPE OR PRINT NAME(S)

                                                             -----------------------------------------------------------
                                                                           DATED:                   , 2005

                                                             -----------------------------------------------------------
                                                                            PLEASE TYPE OR PRINT ADDRESS

                                                             -----------------------------------------------------------
                                                                           AREA CODE AND TELEPHONE NUMBER

                                                             -----------------------------------------------------------
                                                                             TAXPAYER IDENTIFICATION OR
                                                                               SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all of the aggregate principal amount of Old Notes held by us for your account is to be tendered.